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                                                                    EXHIBIT 99.1

             COVER-ALL TECHNOLOGIES INC. REPORTS YEAR-END AND FOURTH
                         QUARTER 2006 OPERATING RESULTS

FAIRFIELD, NEW JERSEY (April 2, 2007) - Cover-All Technologies Inc. (OTC Bulletin Board: COVR.OB), a Delaware corporation ("Cover-All" or the "Company"), today announced revenues and earnings from operations for the year and quarter ended December 31, 2006.

Net loss for the twelve months ended December 31, 2006 and 2005 was $(1,000,000), or $(0.06) per share, and $(1,434,000), or $(0.09) per share, respectively. Revenues for the twelve months ended December 31, 2006 were $7,288,000 as compared to $7,255,000 in the same period in 2005.

Net loss for the three months ended December 31, 2006 was $(43,000), or $(0.00) per share, compared to $(395,000), or $(0.03) per share, in the same quarter of 2005. Revenues for the three months ended December 31, 2006 were $2,293,000 compared to $1,817,000 in the same period in 2005.

John Roblin, Chairman of the Board of Directors, President and Chief Executive Officer of the Company, stated: "While our results improved in 2006 over 2005, it is disappointing to report a loss for the year. Although we did not achieve profitability in 2006, we did significantly improve over 2005 by maintaining our revenue streams and reducing costs while investing in our My Insurance Center solutions offering and improving our service levels. We have reduced our total costs and expenses by more than 5% in 2006 through by efficiencies, selective outsourcing and enhanced use of our technology tools.

The overall financial results, however, do not reflect the strategic improvements made by the Company over the last two years. The most exciting activities are focused on growing our business. The interest in Cover-All and our capabilities has grown tremendously as we have been successful with large and influential customers. This success has also increased our visibility and credibility which leads to more opportunities. We have expanded our capabilities through innovative design, judicious outsourcing of development and partnering with innovative experts like Insure HiTech, who in addition to bringing new capabilities help us open new markets. Cover-All is in many ways a much different company than it was a few years ago. The marketplace began to recognize the changes in early 2006 and the interest and excitement has continued to expand into 2007. We embrace the opportunity to make 2007 a very exciting and rewarding year."

BUSINESS OUTLOOK

Based upon the improvements discussed above we expect to be profitable in the first quarter and year 2007.

These projections may be subject to risks and uncertainties (see the "Forward-Looking Statements" heading below) which could therefore cause actual results to differ from those projected above.

                                       4

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CONFERENCE CALL INFORMATION

The Company has scheduled a conference call for 11:00 a.m. EST on Tuesday, April 3, 2007, at which time it will review results for the fourth quarter and year ended December 31, 2006.

Teleconference Information: To participate in the Tuesday teleconference, dial 877-669-3047 (domestic) and 706-634-1767 (international). The conference ID # is 4429576.

ABOUT COVER-ALL TECHNOLOGIES INC.

Cover-All Technologies Inc., since 1981, has been a leader in developing sophisticated software solutions for the property and casualty insurance industry - first to deliver PC-based commercial insurance rating and policy issuance software. Currently, Cover-All is building on its reputation for quality insurance solutions, knowledgeable people and outstanding customer service by creating new and innovative insurance solutions that leverage the latest technologies and bring our customers outstanding capabilities and value.

With our extensive insurance knowledge, our experience and our commitment to quality, Cover-All continues its tradition of developing technology solutions designed to revolutionize the way the property and casualty insurance business is conducted.

Additional information is available online at WWW.COVER-ALL.COM.

Cover-All, My Insurance Center (MIC) and Insurance Policy Database (IPD) are trademarks of Cover-All Technologies Inc. All other company and product names mentioned are trademarks or registered trademarks of their respective holders.

FORWARD-LOOKING STATEMENTS

Statements in this press release, other than statements of historical information, are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks which may cause the Company's actual results in future periods to differ materially from expected results. Those risks include, among others, risks associated with increased competition, customer decisions, the successful completion of continuing development of new products, the successful negotiations, execution and implementation of anticipated new software contracts, the successful addition of personnel in the marketing and technical areas, our ability to complete development and sell and license our products at prices which result in sufficient revenues to realize profits and other business factors beyond the Company's control. Those and other risks are described in the Company's filings with the Securities and Exchange Commission ("SEC") over the last 12 months, including the Company's Form 10-K for the year ended December 31, 2006, filed with the SEC on April 2, 2007, copies of which are available from the SEC or may be obtained upon request from the Company.

FOR INFORMATION ON COVER-ALL, CONTACT:
Ann Massey
Chief Financial Officer
973/461-5190
AMASSEY@COVER-ALL.COM

                                       5

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

The following is a summary of operating highlights for the three and twelve months ended December 31, 2006 and 2005.

                                    COVER-ALL TECHNOLOGIES INC. AND SUBSIDIARIES
                                                OPERATING HIGHLIGHTS

                                               THREE MONTHS ENDED DECEMBER 31,     TWELVE MONTHS ENDED DECEMBER 31,
                                               -------------------------------     --------------------------------
                                                   2006              2005               2006                 2005
                                                   ----              ----               ----                 ----
REVENUES:
   Licenses                                 $   797,000         $   473,000         $ 1,376,000         $ 1,323,000
   Maintenance                                  902,000             795,000           3,471,000           3,637,000
   Professional Services                        277,000             208,000           1,176,000           1,064,000
   Application Service Provider
     Services                                   317,000             341,000           1,265,000           1,231,000
                                            -----------         -----------         -----------         -----------
   TOTAL REVENUES                             2,293,000           1,817,000           7,288,000           7,255,000
                                            -----------         -----------         -----------         -----------
COSTS AND EXPENSES:
   Cost of Sales                              1,369,000           1,286,000           5,244,000           5,087,000
   Research and Development                     102,000             170,000             464,000             809,000
   Sales and Marketing                          233,000             232,000             943,000           1,222,000
   General and Administrative                   587,000             483,000           1,461,000           1,431,000
   Other Expense (Income), Net                    1,000              (4,000)             (1,000)            (39,000)
   Interest Expense, Net                         44,000              45,000             177,000             179,000
                                            -----------         -----------         -----------         -----------
TOTAL COSTS AND EXPENSES                      2,336,000           2,212,000           8,288,000           8,689,000
                                            -----------         -----------         -----------         -----------
   INCOME (LOSS) BEFORE INCOME TAXES        $   (43,000)        $  (395,000)        $(1,000,000)        $(1,434,000)
                                            -----------         -----------         -----------         -----------

   INCOME TAX EXPENSE                                --                  --                  --                  --
                                            -----------         -----------         -----------         -----------
   NET (LOSS) INCOME                        $   (43,000)        $  (395,000)        $(1,000,000)        $(1,434,000)
                                            -----------         -----------         -----------         -----------
BASIC (LOSS) EARNINGS
   PER COMMON SHARE                         $     (0.00)        $     (0.03)        $     (0.06)        $     (0.09)
                                            -----------         -----------         -----------         -----------
DILUTED (LOSS) EARNINGS
   PER COMMON SHARE                         $     (0.00)        $     (0.03)        $     (0.06)        $     (0.09)
                                            -----------         -----------         -----------         -----------
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